EXHIBIT 23.1



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this Form 8-K and to the incorporation by reference into the following previously filed registration statements of our report dated March 3, 2000 included in Union Pacific Resources Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. It should be noted that we have not audited any financial statements of Union Pacific Resources Group Inc. subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

(a)   Forms S-8 and S-3, Anadarko Employee Savings Plan (No. 33-8643).

(b) Forms S-8 and S-3, Anadarko Petroleum Corporation 1987 Stock Option Plan (No. 33-22134).

(c) Forms S-8 and S-3, Anadarko Petroleum Corporation 1988 Stock Option Plan for Non-Employee Directors (No. 33-30384).

(d) Form S-8, Anadarko Petroleum Corporation 1993 Stock Incentive Plan (No. 33-54485).

(e) Form S-3, Anadarko Petroleum Corporation Dividend Reinvestment and Stock Purchase Plan (No. 333-65915).

(f) Form S-8, Anadarko Petroleum Corporation 1998 Director Stock Plan (No. 333-78301).

(g) Form S-8, Anadarko Petroleum Corporation 1999 Stock Incentive Plan (No. 333-78303).

(h) Form S-3, Anadarko Petroleum Corporation Registration Statement for $1 billion of Debt Securities, Preferred Stock and Common Stock (No. 333-76127).





/s/ Arthur Anderson LLP
-----------------------
Fort Worth, TX
July 28, 2000